Exhibit 99.1
National CineMedia, Inc. Appoints
Mark Zoradi To Its Board Of Directors

CENTENNIAL, Colo. – March 26, 2021 – National CineMedia, Inc. (NASDAQ: NCMI) (NCM Inc.), the managing member and owner of 48.0% of National CineMedia, LLC (NCM LLC), the largest cinema advertising network in the U.S., announced today that Mark Zoradi, Chief Executive Officer of Cinemark Media Inc. (Cinemark), has been appointed to its Board of Directors.
He replaces NCM Inc. Director and Cinemark Chairman of the Board, Lee Roy Mitchell, who has stepped down from the NCM Inc. Board of Directors effective immediately to focus on personal ventures while continuing to serve as Executive Chairman of Cinemark as the industry begins its rebound from the ongoing effects of COVID-19.
“National CineMedia is extremely grateful for Lee Roy’s long commitment and dedication to our company as a founding member exhibition partner and consummate Director. His leadership, integrity, and service has had a profound impact on our company. Over the past six years, it has been an honor to work with him and serve alongside him on the Board,” said Tom Lesinski, CEO and Director of NCM Inc. “I look forward to continuing our long-standing and highly productive relationship with Cinemark while benefiting from Mark’s extensive experience on both the studio and exhibition side of the business. I have known and worked with Mark for nearly a decade and am excited by the contributions he will make to NCM and the Board, especially given his experiences in navigating the challenges associated with the pandemic.”
Mitchell had served as an NCM Inc. Director since the time of the Company’s initial public offering, and was designated to the Board of Directors by Cinemark pursuant to the Director Designation Agreement, dated as of February 13, 2007, between NCM Inc. and its founding members, American Multi-Cinema, Inc., Cinemark, and Regal CineMedia Holdings, LLC. As the Founder of Cinemark, Mitchell also currently serves as Chairman of the Board of Cinemark.
To fill Mitchell’s vacancy, Cinemark designated Mark Zoradi, pursuant to the Director Designation Agreement, and he was duly elected by NCM’s Board of Directors. Zoradi also currently serves as the Chief Executive Officer and a member of the Board of Directors of Cinemark. Mr. Zoradi has not been appointed to serve on any committees of the board of directors at this time. Prior to joining Cinemark in August of 2015, Zoradi spent 30 years at The Walt Disney Company, most recently serving as the President of Walt Disney Studios Motion Picture Group. Prior to that, he served in a variety of positions of increasing responsibility with The Walt Disney Company, including as the General Manager of Buena Vista Television and President of Buena Vista International with responsibility for the international theatrical and home entertainment marketing and distribution of Disney, Touchstone and Pixar films. Zoradi also served as the President and Chief Operating Officer of Dick Cook Studios from January 2011 until July 2014 and the Chief Operating Officer of Dreamworks Animation SKG, Inc., until January 2015.

About National CineMedia (NCM)

Exhibit 99.1
National CineMedia (NCM) is America’s Movie Network. As the largest cinema advertising network in the U.S., we unite brands with the power of movies and engage movie fans anytime and anywhere. NCM’s Noovie pre-show is presented exclusively in 53 leading national and regional theater circuits including AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC, LON: CINE). NCM’s cinema advertising network offers broad reach and unparalleled audience engagement with over 20,400 screens in over 1,650 theaters in 190 Designated Market Areas® (all of the top 50). NCM Digital goes beyond the big screen, extending in-theater campaigns into online and mobile marketing programs to reach entertainment audiences. National CineMedia, Inc. (NASDAQ:NCMI) owns a 48.0% interest in, and is the managing member of, National CineMedia, LLC. For more information, visit www.ncm.com and www.noovie.com.

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INVESTOR CONTACT: Ted Watson 800-844-0935 investors@ncm.com

MEDIA CONTACT: Amy Jane Finnerty 212-931-8117 amy.finnerty@ncm.com

DMA is a registered trademark of The Nielsen Company (US), LLC.

FORWARD-LOOKING STATEMENTS:
This press release contains various forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, that reflect management’s current expectations or beliefs regarding. Forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties.